Exhibit 21.1
Subsidiaries of Registrant

Name	Jurisdiction of Incorporation
171 Church Street, LLC	Vermont
AGreen Energy, LLC	Massachusetts
All Cycle Waste, Inc.	Vermont
BGreen Energy, LLC	Massachusetts
Blow Bros.	Maine
Brattleboro Salvage Company, LLC.	Vermont
Bristol Waste Management, Inc.	Vermont
C.V. Landfill, Inc.	Vermont
Casella Major Account Services LLC	Vermont
Casella Mid-Atlantic, LLC.	Delaware
Casella of Holyoke, Inc.	Massachusetts
Casella Recycling, LLC	Maine
Casella Transportation, Inc.	Vermont
Casella Waste Management of Massachusetts, Inc.	Massachusetts
Casella Waste Management of N.Y., Inc.	New York
Casella Waste Management of Pennsylvania, Inc.	Pennsylvania
Casella Waste Management, Inc.	Vermont
Casella Waste Services of Ontario LLC	New York
Casella WV North, LLC	West Virginia
Casella WV South, LLC	West Virginia
Chemung Landfill LLC	New York
County Waste of Pennsylvania, LLC	Pennsylvania
Evergreen National Indemnity Company	Ohio
Forest Acquisitions, Inc.	New Hampshire
Granite State Landfill, LLC	New Hampshire
GreenerU, Inc.	Delaware
GroundCo LLC	New York
Hakes C & D Disposal, Inc.	New York
Hardwick Landfill, Inc.	Massachusetts
Hiram Hollow Regeneration Corp.	New York
Hopewell Industry Properties, LLC	New York
Kejem Properties, LLC	New York
KTI Environmental Group, Inc.	New Jersey
KTI Specialty Waste Services, Inc.	Maine
KTI, Inc.	New Jersey
New England Waste Services of ME, Inc.	Maine
New England Waste Services of N.Y., Inc.	New York
New England Waste Services of Vermont, Inc.	Vermont
New England Waste Services, Inc.	Vermont
Newbury Waste Management, Inc.	Vermont
NEWS of Worcester LLC	Massachusetts
NEWSME Landfill Operations LLC	Maine
North Country Environmental Services, Inc.	Virginia
Northern Properties Corporation of Plattsburgh	New York
North Rd, LLC	Vermont
Oxford Transfer Station, LLC	Delaware
Panichi Holding Corp.	New York
Pine Tree Waste, Inc.	Maine
Pink Trash Company, LLC	Delaware
Portland C&D Site, Inc.	New York
Schultz Landfill, Inc.	New York
Southbridge Recycling & Disposal Park, Inc.	Massachusetts
Southern Tier Recyclers, LLC	New York
Sunderland Waste Management, Inc.	Vermont
TAM, Inc.	Vermont
TAM Organics, LLC	Vermont
TAM Recycling, LLC	Vermont
Taylor Garbage Service, LLC	New York
The Hyland Facility Associates	New York
Tompkins County Recycling LLC	Delaware
Valley 82 Holding Corp.	New York
Waste Industries of Delaware, LLC	Delaware
Waste Industries of Maryland, LLC	Delaware
Waste Industries of Pennsylvania, LLC	Delaware
Waste-Stream Inc.	New York
Watch Hill Holding Corp.	New York
Whitetail Disposal, LLC	Pennsylvania
Willimantic Waste Paper Co., Inc.	Connecticut